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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-39028) pertaining to the Stock Incentive Plan, Directors' Stock Option Plan and other stock options of Optio Software, Inc. of our report dated March 7, 2001, except for Note 17 as to which the date is March 29, 2001, with respect to the consolidated financial statements and schedule of Optio Software, Inc. included in the Annual Report (Form 10-K) for the year ended January 31, 2001.

                                        /s/ Ernst & Young LLP

Atlanta, Georgia
April 26, 2001